UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1299952
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1455 Adams Dr., Suite 2050 Menlo Park, CA 94025
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which Each class is to be registered
Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

This registration statement relates to the common stock, par value $0.001 per share (the “Common Stock”), of CohBar, Inc. (the “Registrant”). The description of the Common Stock set forth under the heading “Description of Common Stock” in the Registrant’s Registration Statement on Form S-3 (File No. 333-221724), originally filed with the Securities and Exchange Commission on November 22, 2017, as subsequently amended (the “Registration Statement”), is incorporated herein by reference. In addition, any description of the Common Stock contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COHBAR, INC.

Dated: December 13, 2017	By:	/s/ Jeffrey F. Biunno
	Name:	Jeffrey F. Biunno
	Title:	Chief Financial Officer

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